Exhibit 23.2

Cawley, Gillespie & Associates, Inc.

petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100306 WEST SEVENTH STREET, SUITE 3021000 LOUISIANA STREET, SUITE 625

AUSTIN, TEXAS 78729-1707FORT WORTH, TEXAS 76102-4987HOUSTON, TEXAS 77002-5008

512-249-7000817- 336-2461713-651-9944

www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm as an expert in the form and context in which they appear in the Pre-effective Amendment No. 2 to the Registration Statement on Form S-3 of Earthstone Energy, Inc. (File No. 333-205466) to be filed with the U.S. Securities and Exchange Commission on or about August 7, 2015. We hereby further consent to the use of information contained in our reports setting forth the estimates of revenues from Earthstone Energy, Inc.’s oil and gas reserves as of December 31, 2014 and Oak Valley Resources, LLC’s oil and gas reserves as of December 31, 2013 and 2012 and to the inclusion of our report to Earthstone Energy, Inc. dated February 24, 2015 as a part of said amended Registration Statement.

Sincerely,

________________________________________

Cawley, Gillespie & Associates, Inc.

Texas Registered Engineering Firm F-693

August 7, 2015